UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 7, 2016

Virtus Investment Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Pearl St., 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On December 7, 2016, the Board of Directors of Virtus Investment Partners (the “Company”) elected Ms. Sheila Hooda to serve as a Class III director of the Company. Ms. Hooda currently is the CEO and President of Alpha Advisory Partners. The Board appointed Ms. Hooda to its Audit Committee and Risk and Finance Committee.

Ms. Hooda will be compensated for her service on the Board in accordance with the Company’s compensation program for non-employee directors. As compensation for the remainder of the 2016 Board service year, Ms. Hooda will receive a pro rata portion of the Company’s annual cash retainer and equity compensation in a cash payment.

There are no arrangements or understandings between Ms. Hooda and any other person pursuant to which she was selected as a director.

A press release announcing the election of Ms. Hooda, is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of Virtus Investment Partners, Inc., dated December 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: December 12, 2016	By:	/s/ Mark S. Flynn
		Name:	Mark S. Flynn
		Title:	Executive Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit
Number        Exhibit Description

99.1         Press Release of Virtus Investment Partners, Inc., dated December 12, 2016